                                                                   EXHIBIT 10.11

                                 TAX AGREEMENT

     This TAX AGREEMENT is made and entered into on October __, 1997, and is to be effective as of the closing date of the initial public offering of Common Stock on Registration Statement Form S-1 (the "Effective Date") of Franchise Mortgage Acceptance Company, a Delaware corporation (the "Company"), by and among the Company, on the one hand, and FLRT, Inc., a California corporation ("FLRT"), Franchise Mortgage Acceptance Company LLC, a California limited liability company ("FMLLC"), Imperial Credit Industries, Inc., a California corporation ("ICII")(FLRT, FMLLC, and ICII are collectively referred to herein as the "Indemnified Parties"), on the other hand, and is made with respect to the following facts.

     A. Upon the Effective Date, Company will merge with and succeed to all of the assets of FMLLC. Company also will assume all of the liabilities of FMLCC.

     B. FMLLC files Federal and state income tax returns, but because it is treated as a partnership for tax purposes, it does not pay income taxes. Instead, its members, ICII and FLRT are responsible for any income taxes owed upon FMLLC's income.

     C. The parties hereto desire to apportion liability for taxes among themselves.

     NOW, THEREFORE, upon the above premises, an in consideration of the mutual covenants, promises, and agreements hereinafter contained, the parties hereto agree as follows.

     SECTION I.  DEFINITIONS.
                 -----------

     The following terms, when used in this Agreement with an initial capital letter, have the following meanings:

     "After-Tax Basis" means on a basis such that any payment to be received or
      ---------------
deemed to be received by the payee shall be supplemented by a further payment to the payee so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payments to be received or deemed to have been received.

     "Tax" or "Taxes" means any and all taxes (including, without limitation,
      ---      -----
gross receipts, sales, use, property, income, franchise, capital, occupational, license, value added, excise and stamp taxes and customs duties), assessments, fees (including, without limitation, documentation, license, filing and registration fees) and charges, of any nature or kind whatsoever, together with any penalties, fines, additions to tax or interest thereon, however imposed, withheld, levied, or assessed by any taxing authority.

     "Tax Assessment" means any and all liability (including, without
      --------------
limitation, interest, additions to tax and penalties) imposed by any taxing authority for or with respect to Taxes assessed, for any reason with respect to, for, or fairly attributable to the operations of FMLCC.

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     SECTION II. LIABILITY FOR TAXES.
                 -------------------

     2.1  Indemnities.  If any Tax Assessment shall be made by any taxing
          -----------
authority for any taxable period against any Indemnified Party, whether (i) as a result of or in settlement of any audit, administrative proceeding or judicial proceeding, or (ii) as the result of the filing of an amended return to reflect the consequences of any determination made in connection with an audit or proceeding, then Company shall indemnify and hold harmless Indemnified Parties from and against all such sums on an After-Tax Basis. If an adjustment is made to Taxes paid with respect to the net income (or other Tax computation base) of FMLLC by any taxing authority for any taxable period before the Effective Date, whether (i) as a result of or in settlement of any audit, administrative proceeding or judicial proceeding, or (ii) as the result of the filing of an amended return to reflect the consequences of any determination made in connection with an audit or proceeding, and such adjustment results in a tax benefit to any Indemnified Party, then all such Indemnified Parties receiving such tax benefit shall pay to Company the amount of such tax benefit. If an adjustment is made to Taxes paid with respect to the net income (or other Tax computation base) of FMLLC by any taxing authority for any taxable period before the Effective Date, whether (i) as a result of or in settlement of any audit, administrative proceeding or judicial proceeding, or (ii) as the result of the filing of an amended return to reflect the consequences of any determination made in connection with an audit or proceeding, and such adjustment results in a tax benefit to Company in a tax period after the Effective Date, then Company shall be entitled to retain such tax benefit.

     2.2  Exception to Indemnities.  Notwithstanding anything to the contrary
          ------------------------
set forth in this Agreement, no indemnity shall be provided by Company to any Indemnified Party to the extent that any Tax Assessment or Tax which would otherwise be the subject of such indemnity comes about (i) as the result of or in settlement of any audit, administrative proceeding or judicial proceeding, or
(ii) as the result of the filing of an amended return to reflect the consequences of any determination made in connection with an audit or proceeding, in which FMLLC is determined for tax purposes to be an association taxable as a corporation. Instead, the Indemnified Parties shall indemnify Company for all Taxes on an After-Tax Basis that Company is required to pay as a result of such a determination. (The forgoing exception shall only apply to such Tax Assessment or Tax to the extent that the Tax Assessment or Tax pertains to the income of FMLLC as originally reported on its income tax return for the period in question. By way of example only and without limitation:

          If FMLLC (i) reported net income of $2,000,000 on its 1996 income tax return (the "1996 Return"), (ii) Company amended the 1996 Return to report additional net income of $1,000,000 for the reporting period, and (iii) the Internal Revenue Service successfully asserted that FMLLC should be taxed as a corporation for the 1996 taxable year, then (a) Company would owe no indemnity to any Indemnified Party for Taxes on the $2,000,000 reported on the 1996 Return, (b) Indemnified Parties would owe Company indemnity on an After-Tax Basis for all Taxes assessed against Company on the $2,000,000 initially reported on the 1996 Return on account of the reclassification of FMLLC's tax status, (c) Indemnified Parties would be entitled to retain all Taxes for which they receive a refund, if any, on account of the reclassification, and (d) Company would owe full indemnity on an After-Tax Basis to

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

     Indemnified Parties on the additional $1,000,000 net income reported on the amended 1996 return to the extent it is assessed and collected against the Indemnified Parties.

     SECTION III.  TAX RETURNS AND REPORTING POSITIONS.
                   -----------------------------------

     3.1  All Returns For Periods Ending on or Before the Effective Date.  The
          --------------------------------------------------------------
Indemnified Parties shall cause to be prepared and filed all required Tax returns of FMLLC for all periods ending on or before the Effective Date. All such returns of FMLLC shall be prepared and all elections with respect to such returns shall be made, to the extent permitted by law, in a manner consistent with prior practice with respect to FMLLC.

     3.2  Consistency.  Unless otherwise required to settle any adjustments
          -----------
proposed or asserted by a taxing authority, Company shall not take any material position with respect to Taxes or foreign income taxes for periods ending after the Effective Date that is inconsistent with positions taken by FMLLC with respect to Taxes for periods ending on or before the Effective Date; provided however, if within thirty days of notification of Indemnified Parties by Company of its proposed assertion of an inconsistent tax position, Indemnified Parties have furnished to the Company an opinion of counsel, which counsel shall be reasonable satisfactory to Company, to the effect that there is "substantial authority" (or such higher standard as may be required by Code Section 6662(d)(2)(C)) within the meaning of section 6662(d)(2)(B)(i) of the Internal Revenue Code of 1986, as amended( the "Code"), for not asserting such inconsistent tax position, then Company shall not assert an inconsistent position except as may be required by a final determination by a court of law.

     3.3  Elections.  Indemnified Parties acknowledge that, for any period on or
          ---------
after the Effective Date, Company may make any election, and any affiliated group of which Company after the Effective Date was or is a member may cause Company to make any election, respectively, permitted to them under the Code.

     SECTION IV.  AUDITS AND CONTESTS.
                  -------------------

     4.1  In General.  The Indemnified Parties shall promptly notify Company in
          ----------
writing upon receipt by any of them of any notice of any pending or threatened Federal, state or local Tax audit or assessment of FMLLC. Company shall have the right to represent the Indemnified Parties' interests in any Tax audit, or administrative or judicial proceeding and to employ counsel of its choice at its expense. The Indemnified Parties agree to consult with Company and cooperate with it at all reasonable times upon Company's request in defense of any audit or other proceeding.

     SECTION V.  MISCELLANEOUS.
                 -------------

     5.1  Supersedes Prior Agreements.  This Agreement supersedes any existing
          ---------------------------
agreement presently in effect among the parties with respect to the subject matter hereof.

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

     5.2  Cooperation.  After the Effective Date, Company and the Indemnified
          -----------
Parties shall make available to the other, as reasonably requested, and to any taxing authority, all information, records or documents relating to Tax liabilities or potential Tax liabilities of Company for all periods prior to or including the Effective Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.

     5.3  Payments.  Amounts payable pursuant to this Agreement shall be paid
          --------
within thirty days after notice and demand therefor by the person entitled thereto.

     5.4  Reference Provision.
          -------------------

          (i) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles County, California, in accordance with the provisions of Section 638, et sequoir, of the California Code of Civil Procedure, or successor provisions("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding. The parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles County (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Los Angeles County Superior Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall entered pursuant to CCP 644 in any court in the State of California having jurisdiction thereof. Any party may apply for a reference at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a reference pursuant to the previously cited section 638 of the CCP. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and, requests for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

          (ii) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (iii) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a statement of decision which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee in the same manner as if it had been entered by a court without a jury. A new trial, if granted for any reason, is also to be a reference proceeding under this provision.

          (iv) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Los Angeles County Superior Court, in accordance with the California Arbitration Act, Sections 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     5.5  Notices.  All notices, requests, demands and other communications
          -------
provided for hereunder shall be in writing (including telegraphic or facsimile communications) and shall be mailed (return receipt requested), telegraphed , sent by facsimile or delivered to each party at the address set forth as follows, or at such other addresses either party may designate by notice to the other, and any such notice, request, demand or other communication shall be effective upon receipt.

If to Company:           Franchise Mortgage Acceptance Company
                         2049 Century Park East, Suite 350
                         Los Angeles, California 90067
                         Attention: Wayne L. Knyal,
                                    President and Chief Executive Officer
                         Telephone: (310) 229-2600
                         Facsimile: (310) 843-0976

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

If to ICII:              Imperial Credit Industries, Inc.
                         23550 Hawthorne Boulevard
                         Building 1, Suite 240
                         Torrance, California  90505
                         Attention:  Irwin L. Gubman,
                                     General Counsel
                         Telephone:  (310) 791-8040
                         Facsimile:  (310) 791-8230

If to FMLLC:             Franchise Mortgage Acceptance Company LLC
                         2049 Century Park East, Suite 350
                         Los Angeles, California 90067
                         Attention: Wayne L. Knyal,
                                    Manager
                         Telephone: (310) 229-2600
                         Facsimile: (310) 843-0976

If to FLRT:              FLRT, Inc.
                         11560 Bellagio Road
                         Los Angeles, California 90049
                         Attention: Wayne L. Knyal
                         Telephone:  (310) 472-5193
                         Facsimile:  (310) 472-5393

     5.6  Governing Law. This Agreement shall be deemed a contract made under
          -------------
the laws of the State of California, and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of such State.

     5.7  Sections and Headings. Titles or captions of sections or subsections
          ---------------------
contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     5.8  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first herein above set forth.

                    IMPERIAL CREDIT INDUSTRIES, INC.


                    By: _____________________________________
                        Name:   H. Wayne Snavely
                        Title:  Chairman

                    FRANCHISE MORTGAGE ACCEPTANCE COMPANY


                    By: _____________________________________
                        Name:   Wayne L. Knyal
                        Title:  President and Chief Executive Officer

                    FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC


                    By: _____________________________________
                        Name:   Wayne L. Knyal
                        Title:  Manager

                    FLRT, INC.


                    By: _____________________________________
                        Name:  Wayne L. Knyal
                        Title: Chief Executive Officer

                                      -7-